                                                              Exhibit (h)(6)(h)

                    AMENDMENT NO. 1 TO AMENDED AND RESTATED
                       ADMINISTRATIVE SERVICES AGREEMENT
                       Franklin Templeton Services, LLC
              American General Life Insurance Company of Delaware
                    (formerly "AIG Life Insurance Company")

   THIS AMENDMENT is made by and between Franklin Templeton Services, LLC (the "Fund Administrator") and American General Life Insurance Company of Delaware (formerly "AIG Life Insurance Company") (the "Company").

   WHEREAS, The Company and the Fund Administrator have entered into an Amended and Restated Administrative Services Agreement, dated as of February 20, 2009, as may be amended from time to time (the "Agreement"), concerning certain administrative services with respect to each series ("Fund" or "Funds") of Franklin Templeton Variable Insurance Products Trust (the "Trust") listed on the Schedule B of the Agreement;

   WHEREAS, AIG Life Insurance Company changed its name to American General Life Insurance Company of Delaware effective as of December 8, 2009.

   WHEREAS, the Company and the Fund Administrator wish to amend the Agreement for the purpose of reflecting the Company's name change, and updating schedules of the Agreement.

   NOW, THEREFORE, in consideration of past and prospective business relations, the Fund Administrator and the Company hereby amend the Agreement as follows:

1. The name of AIG Life Insurance Company was changed to American General Life Insurance Company of Delaware effective as of December 8, 2009. All prior references to AIG Life Insurance Company in this Agreement and prior amendments shall hereafter mean American General Life Insurance Company of Delaware.

2. Schedules A, B and C of the Agreement are hereby deleted in their entirety and replaced with the Schedules A, B and C attached hereto.

2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is executed as of August 28, 2012.

                                         FRANKLIN TEMPLETON SERVICES, LLC

                                         By:      /s/ Thomas M. Regner
                                                  -----------------------------
                                         Name:    Thomas M. Regner
                                         Title:   Vice President

                                         AMERICAN GENERAL LIFE INSURANCE
                                         COMPANY OF DELAWARE

                                         By:      /s/ Rodney E. Rishel
                                                  -----------------------------
                                         Name:    Rodney E. Rishel
                                         Title:   SVP

                                         Attest:  /s/ Lauren w.Jones
                                                  -----------------------------
                                         Name:    Lauren w.Jones
                                         Title:   Assistant secretary

                                         [Corporate Seal]

                                  SCHEDULE A

                            ADMINISTRATIVE SERVICES
                            -----------------------

MAINTENANCE OF BOOKS AND RECORDS
--------------------------------

.. Assist as necessary to maintain book entry records on behalf of the Funds regarding issuance to, transfer within (via net purchase orders) and redemption by the Accounts of Fund shares.

.. Maintain general ledgers regarding the Accounts' holdings of Fund shares, coordinate and reconcile information, and coordinate maintenance of ledgers by financial institutions and other contract owner service providers.

COMMUNICATION WITH THE FUNDS
----------------------------

.. Serve as the designee of the Funds for receipt of purchase and redemption orders from the Account and to transmit such orders, and payment therefore, to the Funds.

.. Coordinate with the Funds' agents respecting daily valuation of the Funds' shares and the Accounts' units.

..  Purchase Orders

    -  Determine net amount available for investment in the Funds.
    -  Deposit receipts at the Funds' custodians (generally by wire transfer).
    - Notify the custodians of the estimated amount required to pay dividends or distributions.

..  Redemption Orders

    -  Determine net amount required for redemptions by the Funds.
    -  Notify the custodian and Funds of cash required to meet payments.

.. Purchase and redeem shares of the Funds on behalf of the Accounts at the then-current price in accordance with the terms of each Fund's then current prospectus.

.. Assistance in enforcing procedures adopted on behalf of the Trust to reduce, discourage, or eliminate market timing transactions in a Fund's shares in order to reduce or eliminate adverse effects on a Fund or its shareholders.

PROCESSING DISTRIBUTIONS FROM THE FUNDS
---------------------------------------

..  Process ordinary dividends and capital gains.

..  Reinvest the Funds' distributions.

REPORTS
-------

.. Periodic information reporting to the Funds, including, but not limited to, furnishing registration statements, prospectuses or private offering memorandum, statements of additional information, reports, solicitations for instructions, disclosure statements, sales or promotional materials and any other filings with the Securities and Exchange Commission with respect to the Accounts invested in the Funds, if necessary.

.. Periodic information reporting about the Funds to contract owners, including necessary delivery of the Funds' prospectus and annual and semi-annual reports.

FUND-RELATED CONTRACT OWNER SERVICES
------------------------------------

.. Maintain adequate fidelity bond or similar coverage for all Company officers, employees, investment advisors and other individuals or entities controlled by the Company who deal with the money and/or securities of the Funds.

.. Provide general information with respect to Fund inquiries (not including information about performance or related to sales).

..  Provide information regarding performance of the Funds.

.. Oversee and assist the solicitation, counting and voting of contract owner pass-through voting interests in the Funds pursuant to Fund proxy statements.

OTHER ADMINISTRATIVE SUPPORT
----------------------------

.. Provide other administrative and legal compliance support for the Funds as mutually agreed upon by the Company and the Funds or the Fund Administrator.

.. Relieve the Funds of other usual or incidental administrative services provided to individual contract owners.

                                  SCHEDULE B

                        ADMINISTRATIVE EXPENSE PAYMENTS
                        -------------------------------

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

                                                                    DATE OF
                                                                  BEGINNING OF
                                                                  PERIOD FOR
                        PRODUCT NAME/       FUNDS OF THE    FEE   COMPUTATION
 #    COMPANY NAME   SECURITIES ACT NO.        TRUST        RATE    OF FEE
 -   --------------  -------------------- ----------------  ----  ------------

 1.  American        (Group VUL)          Templeton
     General Life    [Representative      Developing
     Insurance       Form Numbers:        Markets
     Company of      11GVUL0495,          Securities
     Delaware        11GVUL0197]          Fund - Class 1

 2.  American        Individual (VUL)     Templeton
     General Life    [Representative      Developing
     Insurance       Form Number:         Markets
     Company of      11PVUL0996]          Securities Fund
     Delaware                             - Class 1

 3.  American        (Joint VUL)          Templeton
     General Life    [Representative      Developing
     Insurance       Form Numbers:        Markets
     Company of      11JVUL0197,          Securities Fund
     Delaware        11FJVUL0798]         - Class 1

 4.  American        -Excess Interest     Templeton
     General Life    Life Insurance       Developing
     Insurance       Policy               Markets
     Company of      -Variable Life       Securities Fund
     Delaware        Insurance Rider      - Class 1
                     [Representative
                     Form Numbers:
                     52221 (7/91),
                     12PVUL1098]

 5.  American        (Group               Templeton
     General Life    VUL)/Gemstone;       Developing
     Insurance       [SEC Registration    Markets
     Company of      Number: 333-71753;   Securities Fund
     Delaware        Representative Form  - Class 1
                     Numbers: 11VUL399G,
                     16VUL399G, 11VUL399]

 6.  American        (PPVUL)/Premier;     Templeton
     General Life    Form 02055/6         Developing
     Insurance                            Markets
     Company of                           Securities Fund
     Delaware                             - Class 1

 7.  American        (PPVA)/Premier       Templeton
     General Life    PPVA; Form 05060     Developing
     Insurance                            Markets
     Company of                           Securities Fund
     Delaware                             - Class 1

                                  SCHEDULE C

                             ADDRESSES FOR NOTICES

 If to the Company:                     American General Life Insurance
                                        Company of Delaware
                                        2919 Allen Parkway, L4-01
                                        Houston, Texas 77019
                                        Attention: General Counsel

 If to the Fund Administrator:          Franklin Templeton Services, LLC
                                        One Franklin Parkway, Bldg. 920, 2nd
                                        Floor
                                        San Mateo, California 94403
                                        Attention: Karen Skidmore

 With a copy to:                        Franklin Templeton Investments
                                        One Franklin Parkway, Bldg. 920, 2nd
                                        Floor
                                        San Mateo, California 94403
                                        Attention: General Counsel